EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                 Jurisdiction of Organization or
         Subsidiary                                       Incorporation
         -----------                             -------------------------------

         LaBranche & Co. LLC                     New York
         LaBranche Financial Services, Inc.      New York